                                                                      EXHIBIT 12

                   Fixed Charge & Pretax Earnings Calculation
                   For SEC Ratio of Earnings to Fixed Charges

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
                          ---------------------------------------------------------------------------------------------------------
                                  Successor                                          Predecessor
                          ----------------------------------------------------------------------------------------------------------
                          Period from Apr 29, 2001  Period from Dec 31, 2001
                            to September 29, 2001      to Apr 28, 2001        Sep 9, 2000   Dec 30, 2000   Jan 1, 2000  Jan 2, 1999
                          ----------------------------------------------------------------------------------------------------------
Interest Expense                           151,538                   108,362      109,996        213,057       103,620       95,934
Capitalized Interest                         1,230                     1,018        2,571          3,421         2,763        2,372
Amort of Debt Expense/
Premium                                        196                        93          209            209           316        1,885
1/3 Operating Leases                        31,736                    24,806       52,145         65,195        56,651       57,494
                          ----------------------------------------------------------------------------------------------------------
Fixed Charges                              184,700                   134,279      164,921        164,921       163,550      157,085

Pre-tax Income                             148,077                    63,749      188,260        253,585       484,574      427,982
Fixed Charges                              184,700                   134,279      164,921        281,974       163,550      157,085
Capitalized Interest                        (1,230)                   (1,016)      (2,571)        (3,421)       (2,763)      (2,372)
                          ----------------------------------------------------------------------------------------------------------
Earnings (for Ratio Calc)                  331,547                   197,010      350,610        342,195       645,361      582,695

Ratio                                         1.80                      1.47         2.13           1.92          3.95         3.71

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